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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT



                        BIO-SHORE MANAGEMENT CORPORATION,
                            a California corporation


                    CALIFORNIA BIOTECHNOLOGY RESEARCH, INC.,
                            a California corporation


                               SN PROPERTIES, INC.
                             a Maryland corporation